Exhibit 99.1

Anworth Announces Second Quarter 2013 Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--July 29, 2013--Anworth Mortgage Asset Corporation (NYSE: ANH) today reported core earnings available to common stockholders of $21.6 million, or $0.15 per diluted share, for the second quarter ended June 30, 2013. Core earnings consisted of $23 million of net income less $1.4 million of dividends paid to our preferred stockholders. This compares to core earnings of $22.2 million, or $0.15 per diluted share, for the first quarter ended March 31, 2013.

“Core earnings” represents a non-GAAP financial measure, which we define as GAAP net income excluding impairment losses on mortgage-backed securities, or MBS. For the three months ended June 30, 2013, there were no impairment losses on MBS.

On June 28, 2013, we declared a quarterly common stock dividend of $0.15 per share, which is payable on July 29, 2013 to holders of our common stock as of the close of business on July 8, 2013.

At June 30, 2013, our book value was $6.01 per share, versus $7.04 per share at March 31, 2013.

Our investments consist of Agency MBS, which constituted essentially our entire portfolio at June 30, 2013. At June 30, 2013 and March 31, 2013, the fair value of our Agency MBS portfolio and its allocation was approximately as follows:

	June 30, 2013	March 31, 2013

Fair value of Agency MBS	$9.45 billion	$9.52 billion
Adjustable-rate Agency MBS (less than 1 year reset)	18%	19%
Adjustable-rate Agency MBS (1-2 year reset)	6%	3%
Adjustable-rate Agency MBS (2-3 year reset)	13%	11%
Adjustable-rate Agency MBS (3-4 year reset)	17%	18%
Adjustable-rate Agency MBS (4-5 year reset)	4%	10%
Adjustable-rate Agency MBS (5-7 year reset)	14%	13%
Adjustable-rate Agency MBS (>7 year reset)	7%	5%
15-year fixed-rate Agency MBS	18%	18%
30-year fixed-rate Agency MBS	3%	3%
	100%	100%

	June 30, 2013	March 31, 2013
Weighted Average Coupon:
Adjustable-rate Agency MBS	2.61%	2.70%
Hybrid adjustable-rate Agency MBS	2.67	2.74
15-year fixed-rate Agency MBS	2.61	2.74
30-year fixed-rate Agency MBS	5.55	5.57
CMOs	1.00	1.01
Total Agency MBS:	2.72%	2.82%
Average Amortized Cost:
Adjustable-rate and hybrid adjustable-rate Agency MBS	103.20%	103.13%
15-year fixed-rate Agency MBS	103.31	103.27
30-year fixed-rate Agency MBS	100.98	100.92
Total Agency MBS:	103.16%	103.08%
Current yield (weighted average coupon divided by average amortized cost)	2.64%	2.74%
Unamortized premium	$288.5 million	$279.9 million
Unamortized premium as a percentage of par value	3.16%	3.08%
Premium amortization expense on Agency MBS	$16.0 million	$19.0 million

	June 30, 2013	March 31, 2013

Fair value of Non-Agency MBS	$0.1 million	$0.2 million

	June 30, 2013	March 31, 2013

Constant prepayment rate (CPR) of Agency MBS and Non-Agency MBS	24%	24%
Constant prepayment rate (CPR) of adjustable-rate and hybrid adjustable-rate Agency MBS	26%	24%
Weighted average term to next interest rate reset on Agency MBS and Non-Agency MBS	44 months	43 months

	June 30, 2013	March 31, 2013
Repurchase Agreements:
Outstanding repurchase agreement balance	$8.405 billion	$8.025 billion
Average interest rate	0.39%	0.41%
Average maturity	37 days	37 days
Average interest rate after adjusting for interest rate swap transactions	0.95%	1.00%
Average maturity after adjusting for interest rate swap transactions	471 days	489 days
Fair value of Agency MBS pledged to counterparties	$8.85 billion	$8.56 billion
Interest Rate Swap Agreements:
Notional amount	$3.435 billion	$3.30 billion
Percentage of outstanding repurchase agreement balance	41%	41%

At June 30, 2013 and March 31, 2013, our swap agreements had the following notional amounts (in thousands), weighted average interest rates and remaining terms (in months):

	June 30, 2013			March 31, 2013
	Notional Amount	Weighted Average Interest Rate	Remaining Term in Months	Notional Amount	Weighted Average Interest Rate	Remaining Term in Months

Less than 12 months	$325,000	2.31%	8	$200,000	2.85%	8
1 year to 2 years	460,000	2.16	20	410,000	2.00	17
2 years to 3 years	1,200,000	1.92	32	730,000	2.06	30
3 years to 4 years	775,000	1.11	44	1,145,000	1.66	40
Over 4 years	675,000	1.06	61	815,000	1.09	60
	$3,435,000	1.64%	36	$3,300,000	1.72%	38

At June 30, 2013, our leverage multiple was 8.7x, which was an increase from our leverage multiple of 7.12x at March 31, 2013. The leverage multiple is calculated by dividing our repurchase agreements outstanding by the aggregate of common stockholders’ equity plus preferred stock and junior subordinated notes.

	June 30, 2013	March 31, 2013
Relative to Average Earning Assets During the Quarter:
Interest income earned	2.67%	2.81%
Amortization of premium	0.69	0.86
Average cost of funds on repurchase agreements and derivative instruments	0.98	1.06
Net interest rate spread	1.00%	0.89%

At June 30, 2013, stockholders’ equity available to common stockholders was approximately $855.8 million, or a book value of $6.01 per share, based on approximately 142.4 million shares of common stock outstanding at quarter end. The $855.8 million equals total stockholders’ equity of $905.1 million less the Series A Preferred Stock liquidating value of $48 million and less the difference between the Series B Preferred Stock liquidating value of $25.2 million and the proceeds from its sale of $23.9 million. At March 31, 2013, stockholders’ equity available to common stockholders was approximately $1.015 billion, or a book value of $7.04 per share, based on approximately 144 million shares of common stock outstanding at quarter end. The $1.015 billion equaled total stockholders’ equity of $1.065 billion less the Series A Preferred Stock liquidating value of $48 million and less the difference between the Series B Preferred Stock liquidating value of $26.3 million and the proceeds from its sale of $25.2 million.

During the quarter ended June 30, 2013, we had repurchased an aggregate of 3,102,045 shares of common stock at a weighted average price of $5.65 per share under our share repurchase program. During the quarter ended June 30, 2013, we issued an aggregate of 1,100,962 shares of common stock at a weighted average price of $5.93 per share under our 2012 Dividend Reinvestment and Stock Purchase Plan.

Subsequent Events

Subsequent to June 30, 2013, we sold approximately $235 million of 15-year fixed-rate Agency MBS and realized a loss of approximately $5.6 million.

We will host a conference call on Tuesday, July 30, 2013 at 1:00 PM Eastern Time, 10:00 AM Pacific Time, to discuss second quarter 2013 results. The dial-in number for the conference call is 888-317-6016 for U.S. callers (international callers should dial 412-317-6016 and Canadian callers should dial 855-669-9657). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 3:00 PM Eastern Time on July 30, 2013. The dial-in number for the replay is 877-344-7529 for U.S. callers (international and Canadian callers should dial 412-317-0088) and the conference number is 10031299. The conference call will also be webcast live over the Internet, which can be accessed on our website at http://www.anworth.com through the corresponding link located on the home page.

Investors interested in participating in our Dividend Reinvestment and Stock Purchase Plan, or the Plan, or receiving a copy of the Plan’s prospectus, may do so by contacting the Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about the Plan, interested investors may also visit the Plan Administrator’s website at http://www.investpower.com or our website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

Anworth is an externally-managed mortgage real estate investment trust. We invest primarily in securities guaranteed by the U.S. Government, such as Ginnie Mae, or guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management, LLC, or the Manager, pursuant a management agreement. The Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates, changes in the yield curve, the availability of mortgage-backed securities for purchase, increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets and, if available, the terms of any financing, changes in the market value of our assets, risks associated with investing in mortgage-related assets, changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis, changes in government regulations affecting our business, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, our ability to maintain an exemption from the Investment Company Act of 1940, as amended, and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION BALANCE SHEETS (in thousands, except per share amounts)

	June 30,	December 31,
	2013	2012
	(unaudited)
ASSETS
Agency MBS:
Agency MBS pledged to counterparties at fair value	$8,851,151	$8,523,557
Agency MBS at fair value	538,716	668,366
Paydowns receivable	64,283	52,410
	9,454,150	9,244,333
Non-Agency MBS at fair value	138	360
Cash and cash equivalents	7,169	2,910
Interest and dividends receivable	25,854	25,839
Derivative instruments at fair value	18,817	111
Prepaid expenses and other	4,328	11,552
Total Assets:	$9,510,456	$9,285,105
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$17,294	$20,376
Repurchase agreements	8,405,000	8,020,000
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	60,931	96,144
Dividends payable on Series A Preferred Stock	1,035	1,011
Dividends payable on Series B Preferred Stock	394	414
Dividends payable on common stock	21,353	21,302
Payable for securities purchased	35,673	0
Accrued expenses and other	2,323	761
Total Liabilities:	$8,581,383	$8,197,388
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($25,241 and $26,652, respectively); 1,010 and 1,066 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	$23,924	$25,222
Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($47,984 and $46,935, respectively); 1,919 and 1,877 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	$46,537	$45,447
Common Stock: par value $0.01 per share; authorized 200,000 shares, 142,352 and 142,013 issued and outstanding at June 30, 2013 and December 31, 2012, respectively	1,424	1,420
Additional paid-in capital	1,201,050	1,197,793
Accumulated other comprehensive income consisting of unrealized losses and gains	(82,658)	79,776
Accumulated deficit	(261,204)	(261,941)
Total Stockholders' Equity:	$905,149	$1,062,495
Total Liabilities and Stockholders' Equity:	$9,510,456	$9,285,105

ANWORTH MORTGAGE ASSET CORPORATION STATEMENTS OF INCOME (in thousands, except for per share amounts) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Interest income:
Interest on Agency MBS	$45,226	$50,311	$88,670	$103,536
Interest on Non-Agency MBS	5	16	10	40
Other income	13	16	31	30
	45,244	50,343	88,711	103,606
Interest expense:
Interest expense on repurchase agreements	20,046	20,669	40,948	41,243
Interest expense on junior subordinated notes	320	340	640	685
	20,366	21,009	41,588	41,928
Net interest income	24,878	29,334	47,123	61,678
Gain on sales of Agency MBS	2,076	0	7,246	0
Recovery on Non-Agency MBS	103	350	232	973
Expenses:
Management fee to related party	(3,029)	(2,890)	(6,027)	(5,711)
Other expenses	(1,030)	(982)	(1,952)	(2,007)
Total expenses	(4,059)	(3,872)	(7,979)	(7,718)
Net income	$22,998	$25,812	$46,622	$54,933
Dividend on Series A Cumulative Preferred Stock	(1,035)	(1,011)	(2,072)	(2,022)
Dividend on Series B Cumulative Convertible Preferred Stock	(394)	(449)	(806)	(899)
Net income to common stockholders	$21,569	$24,352	$43,744	$52,012
Basic earnings per common share	$0.15	$0.18	$0.30	$0.38
Diluted earnings per common share	$0.15	$0.18	$0.30	$0.38
Basic weighted average number of shares outstanding	144,252	137,064	143,581	136,064
Diluted weighted average number of shares outstanding	148,126	141,292	147,539	140,292

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman
(310) 255-4438 or (310) 255-4493
jhillman@anworth.com
http://www.anworth.com